Exhibit 99.1

November 9, 2017

Mr. Jack Schuler

Ms. Renate Schuler

Schuler Family Foundation

c/o Crabtree Partners, LLC

28161 North Keith Drive

Lake Forest, Illinois 60045

Re:	Amendment to Standstill Agreement

Ladies and Gentlemen:

Reference is made to that certain Standstill Agreement, dated November 10, 2015 (the “Standstill Agreement”), among Biolase, Inc. (“Biolase”), Jack W. Schuler, Renate Schuler and the Schuler Family Foundation, as amended by the Amendment to Standstill Agreement dated August 1, 2016.

In consideration for Renate Schuler, Jack W. Schuler Living Trust and Schuler Family Foundation agreeing to exercise their respective basic subscription rights and any available over-subscription privilege pursuant to Biolase’s rights offering (the “Rights Offering”) on the terms and conditions set forth in the Commitment Letter, dated September 26, 2017 (the “Commitment Letter”), and pursuant to that certain registration statement on Form S-1 filed on September 29, 2017, as amended, Biolase hereby agrees, subject to the closing of the Rights Offering, to amend the Standstill Agreement such that the reference to “30%” therein is changed to “41%,” effective immediately prior to the closing of the Rights Offering. Except as described in the immediately preceding sentence, the Standstill Agreement shall remain in full force and effect.

This letter agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without giving any effect to principles of conflicts of laws.

[Signatures follow]

Sincerely,

Biolase, Inc.

By:	/s/ Harold C. Flynn, Jr.
Name:	Harold C. Flynn, Jr.
Title:	President and Chief Executive Officer

The foregoing is hereby accepted:

/s/ Jack W. Schuler
Jack W. Schuler

/s/ Renate Schuler
Renate Schuler

Schuler Family Foundation

By:	/s/ Jack W. Schuler
Name:	Jack W. Schuler
Title:	Executive Director & President

[Amendment to Standstill Agreement]